UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2018

FTD Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive Downers Grove, Illinois 60515 (Address of Principal Executive Offices) (ZIP Code)

Telephone: (630) 719-7800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 5, 2018, the Compensation Committee of the Board of Directors of FTD Companies, Inc. (the “Company”) determined that not all of the applicable pre-determined performance goals were met at threshold levels under the terms of awards granted to certain Company officers, including John Walden, the Company’s President and Chief Executive Officer, Tom Moeller, the Company’s Executive Vice President, Floral Division, and Scott Levin, the Company’s Executive Vice President, General Counsel and Secretary (the “Applicable NEOs”), for the 2017 fiscal year pursuant to the Company’s 2017 Management Bonus Plan (the “Bonus Plan”). The Company filed the Bonus Plan as Exhibit 10.1 to its Current Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2017.
Awards for the Applicable NEOs under the Bonus Plan were tied to corporate and/or divisional performance metrics consisting of revenue and adjusted net income before interest, taxes, depreciation and amortization. If applicable performance goals had been achieved at least at the threshold levels of performance, the Applicable NEOs covered by the Bonus Plan could have received payments of at least 25% (for Mr. Walden), 10% (for Mr. Moeller) and 20% (for Mr. Levin) of their annual base salaries.
Because not all of the applicable performance goals under the Bonus Plan were met at threshold levels, as noted above, the Applicable NEOs did not achieve the performance goals required to earn threshold payments for the 2017 fiscal year under the Bonus Plan. However, as permitted under the terms of the Bonus Plan, the Compensation Committee determined that significant performance was achieved and further determined that a financial reward would be appropriate to encourage the executives to continue to strive for improvements in Company performance. Therefore, the Compensation Committee in its sole discretion determined to pay cash bonuses under the Bonus Plan equal to $679,934 to Mr. Walden, $191,845 to Mr. Moeller, and $183,511 to Mr. Levin. Such amounts represent approximately 55.3%, 46.4% and 46.4% of the amounts that Messrs. Walden, Moeller and Levin, respectively, would have received had the performance goals under the Bonus Plan been attained at the target level for the 2017 fiscal year.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD COMPANIES, INC.
Dated:	February 5, 2018	By:	/s/ Scott D. Levin
		Name:	Scott D. Levin
		Title:	Executive Vice President, General Counsel and Secretary